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                                                                    EXHIBIT 10BB


                    FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
                    ---------------------------------------

          This First Amendment to Employment Agreement, dated as of July 14th , 1998 (this "Amendment") is between Mercury Finance Company, a Delaware corporation (the "Company") and William A. Brandt, Jr. ("Employee").

                             PRELIMINARY STATEMENTS
                             ----------------------

          1. The Company and Employee are parties to an Employment Agreement dated February 1, 1997 (the "Employment Agreement").

          2. On or about May 14, 1998, the Company entered into an agreement with substantially all the institutional holders of claims, notes, and/or commercial paper issued by the Company ("Senior Lenders") providing for the financial restructuring and recapitalization of the Company ("Restructuring Agreement").

          3. The Restructuring Agreement contemplates that the restructuring will be implemented under a prestructured plan of reorganization to be filed in federal bankruptcy court (the "Plan").

          4. The Company and Employee have agreed to amend the Employment Agreement on the terms and conditions stated herein.

                                   AGREEMENT
                                   ---------

          In consideration of the promises and mutual agreements contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties to this Amendment agree as follows:

          1.  Subsection (b) (ii) of Section 1 of the Employment Agreement
              --------------------   ---------
hereby is amended by deleting the reference to "thirty days" and replacing it with "one hundred eighty (180) days".

          2.  Section 2 of the Employment Agreement hereby is amended by adding
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a new Subsection (c) as follows:
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              (c) Success Fee. Upon confirmation of the Plan, the Company shall
                  -----------
          pay one million dollars ($1,000,000) to Employee, subject to automatic forfeiture upon termination of Employee for any reason whatsoever.

          3.  Section 4 of the Employment Agreement hereby is amended by
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amending and restating such section in its entirety as follows:

              Employer has the right to terminate Employee's employment at will and without prior notice. Upon termination, Employee shall forfeit any right to the payment set forth in Section 2(c).
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          4.  Section 5 of the Employment Agreement hereby is amended by
              ---------
amending and restating such section in its entirety as follows:

              (a) Employee agrees that he shall be bound by the terms of the Confidentiality Agreement of DSI entered into with Employer on or prior to the date hereof (the "Confidentiality Agreement").

              (b) Employee acknowledges that any breach of the Confidentiality Agreement shall cause substantial harm to the Company that cannot be adequately compensated for in money damages, and that any breach by Employee of the Confidentiality Agreement will cause irreparable harm to the Company. Therefore, if Employee breaches or threatens to breach the Confidentiality Agreement, Employee shall forfeit any right to the payment set forth in Section 2(c) and the Company shall, in addition to any other remedies that may be available to it, have the right to obtain from any court having jurisdiction such equitable relief as may be appropriate, including but not limited to, a decree enjoining Employee from any further breach.

          5.  Subsection (a) of Section 7 of the Employment Agreement hereby is
              --------------    ---------
amended by amending and restating such subsection in its entirety as follows:

          All notices or other communications hereunder shall be in writing and shall be effectively given when mailed by Registered Mail/Return Receipt Requested and directed to the party at the address given herein or to such other address as either party may hereafter designate to the other in writing. Any notice to Employee shall be given to:

                       William A. Brandt, Jr.
                       Development Specialists, Inc.
                       3 First National Plaza
                       Suite 2300
                       Chicago, Illinois 60602

          with a copy to:

                       Carl R. Klein
                       Holleb & Coff
                       55 E. Monroe Street  Suite 4100
                       Chicago, Illinois 60603

                                      -2-
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          Any notice to the Company shall be given to:


                     Mark Dapier
                     Mercury Finance Company
                     100 Field Drive  Suite 340
                     Lake Forest, Illinois 60045

          with a copy to:

                     Lewis S. Rosenbloom
                     McDermott, Will & Emery
                     227 W. Monroe Street
                     Chicago, Illinois 60606

          6.  Section 7 of the Employment Agreement hereby is further amended by
              ----------
adding a new Subsection (e) as follows:
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              (e) Except as provided for in Section 5(b), any controversy relating to this Employment Agreement or amendments thereto shall be settled exclusively by arbitration in Chicago, Illinois in accordance with the rules of the American Arbitration Association then in affect. Judgment may be entered on an arbitrator's award relating to this Employment Agreement and amendments thereto in any court having jurisdiction.

          This Amendment constitutes the full and entire understanding of the Company and the Employee with respect to the subject matter of this Amendment. To the extent that any term of this Amendment is inconsistent with or contrary to any term of the Employment Agreement, this Amendment shall govern.


MERCURY FINANCE COMPANY                  WILLIAM A. BRANDT, JR.



By: ____________________________         ______________________________
Its:____________________________

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